UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As disclosed in our 2007 Annual Report on Form 10-K/A for the year ended December 31, 2007, filed with the SEC on February 26, 2008, we have announced the implementation of our new operating structure. Our new structure reflects our strategy to Rewire the Organization for Growth. Within our new structure, business units now have full P&L accountability and are staffed accordingly. This also ensures that we are putting our resources closer to where decisions are made that affect our consumers. Our corporate and shared service functions are streamlining their organizations and focusing them on core activities that can more efficiently support the goals of the business units. Our new operating structure has resulted in changes to the reportable business segments within our North America commercial unit, beginning in the first quarter of 2008. These changes are:

•	U.S. Cheese has been organized as a standalone operating segment in order to create a more self-contained and integrated business unit in support of faster growth.
•	Our macaroni & cheese category as well as other dinner products will move from our U.S. Convenient Meals segment to our U.S. Grocery segment to take advantage of operating synergies.
•

Canada and North America Foodservice will be structured as a standalone reportable segment. This change will allow us to deliver on the unique requirements of the Canadian consumer and customer while maintaining strong North American linkages to innovation, new product development and new capabilities to drive our business. Furthermore, it will allow us to manage strategic customer decisions and continue to capture cross-border sales and marketing synergies within our Foodservice operations.

As a result of implementing our new operating structure, we will report the results of operations under this new structure beginning with the first quarter of 2008. Attached as Exhibit 99.1 to this Form 8-K, are unaudited financial schedules which provide information regarding net revenues and segment operating income for 2007, 2006, and 2005, reconciling the prior reporting segments structure with the new reporting segments structure.

The attached schedules include non-GAAP financial measures because our management uses this information to monitor and evaluate our operating results and trends on an on-going basis and to facilitate internal comparison to historical operating results. Our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes.

Our management believes the non-GAAP information is useful for investors by offering them the ability to facilitate comparisons to historical operating results, better identify trends in our business, and better understand how management evaluates our business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect us. See the schedules attached as Exhibit 99.1 to this Current Report for corresponding reconciliations to GAAP financial measures for the years ended December 31, 2007, 2006 and 2005, and for the quarters in 2007 and 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for each of our results which are prepared in accordance with GAAP. In addition, the non-GAAP measures we use may differ from non-GAAP measures used by other companies.

Item 8.01.  Other Events.

The information described above under “Item 7.01. Regulation FD Disclosure” is hereby incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Financial Schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: April 11, 2008		/s/ Timothy R. McLevish
	Name:	Timothy R. McLevish
	Title:	Executive Vice President and Chief Financial Officer